Exhibit 3.4









                                  CHARTER
                                     OF
                     JONES LANG LASALLE AMERICAS, INC.















                         CERTIFICATE OF CORRECTION
                            TO CORRECT AN ERROR
                                     IN
             ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Pursuant to the provisions of Section 1-207 of Corporations and Associations Articles, Annotated Code of Maryland, the undersigned executes the following certificate of correction.

1. The name of the party to the document being corrected is Jones Lang LaSalle Americas, Inc., formerly known as LaSalle Partners Management Services, Inc.

2. The Articles of Amendment to Articles of Incorporation were filed with the Department of Assessments and Taxation of the State of Maryland on September 17, 1998, and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article of Annotated Code of Maryland.

3.    The error or defect in said document to be corrected is as follows:

            FIRST: The charter of the Corporation is hereby amended by striking out paragraphs (1) and (2) of Article SIXTH of the Articles of Incorporation. The corporation has the authority to issue 10,000 shares of stock, each share having a par value of $.01.

            and inserting:
            -------------

                  SIXTH: (1) THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE
            CORPORATION HAS AUTHORITY TO ISSUE IS 5,000 SHARES OF COMMON STOCK, EACH HAVING A PAR VALUE OF ONE PENNY ($.01).

                  (2) THE AGGREGATE PAR VALUE OF ALL THE AUTHORIZED SHARES OF
            STOCK IS $50.00.

4.    The foregoing inaccuracy or defect in the document is corrected to read
                                                            ---------
      as follows:

            FIRST: The charter of the Corporation is hereby amended by striking out paragraphs (1) and (2) of Article SIXTH of the Articles of Incorporation. The corporation had the authority to issue 10,000,000 shares of stock, each share having a par value of $.01.

            and inserting:
            -------------

                  SIXTH: (1) THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE
            CORPORATION HAS AUTHORITY TO ISSUE IS 5,000 SHARES OF COMMON STOCK, EACH HAVING A PAR VALUE OF ONE PENNY ($.01).

                  (2) THE AGGREGATE PAR VALUE OF ALL THE AUTHORIZED SHARES OF
            STOCK IS $50.00.

      IN WITNESS WHEREOF, the undersigned corporation has caused this certificate of correction to be signed in its corporate name on its behalf by its Vice President and attested by its Assistant Secretary on this 18th day of February 2000.

                              JONES LANG LASALLE AMERICAS, INC.

                              By:   /s/  Robert K. Hagan
                                 ------------------------------------------
                              Name:         Robert K. Hagan
                                    ---------------------------------------
                              Title:        Vice President
                                     --------------------------------------
ATTEST:

       /s/  Fritz E. Freidinger
--------------------------------------
Name:       Fritz E. Freidinger
      --------------------------------
Title:      Assistant Secretary
       -------------------------------

      THE UNDERSIGNED, Robert K. Hagan, Vice President of Jones Lang LaSalle Americas, Inc., formerly known as LaSalle Partners Management Services, Inc., who executed on behalf of the Corporation the foregoing Certificate of Correction, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the corporation, the foregoing Certificate of Correction to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Robert K. Hagan
                              --------------------------------------------
                                            Robert K. Hagan



                         ARTICLES OF MERGER

                               Merging

       JONES LANG LASALLE FINANCIAL & CORPORATE SERVICES, INC.
              (a corporation of the State of Maryland)

                                into

            JONES LANG LASALLE MANAGEMENT SERVICES, INC.
              (a corporation of the State of Maryland)

      Jones Lang LaSalle Financial & Corporate Services, Inc., a corporation organized and existing under the laws of the State of Maryland ("JLLF&CS") and Jones Lang LaSalle Management Services, Inc., a corporation organized and existing under the laws of the State of Maryland ("JLLMS"), agree that JLLF&CS shall be merged with and into JLLMS, which shall be the surviving corporation. The terms and conditions of the merger of JLLF&CS into JLLMS (the "Merger") and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

            FIRST: The parties to these Articles of Merger are JLLF&CS and JLLMS.

            SECOND: JLLF&CS is organized under the laws of Maryland and shall be merged with and into JLLMS, in accordance with the Maryland General Corporation Law (the "Maryland Code"), and JLLMS (sometimes referred to herein as the "Surviving Corporation") shall survive the Merger. At the Effective Time (as hereinafter defined), the separate existence of JLLF&CS shall cease in accordance with the provisions of the Maryland Code. From and after the Effective Time, except as may be limited by applicable law, the Surviving Corporation shall succeed to all of the leases, licenses, property, rights, privileges and powers of whatever nature and description and shall be subject to all of the debts, liabilities and obligations of JLLF&CS without further action by any of the parties hereto, and will continue to be governed by the laws of the State of Maryland, including the Maryland Code. As the Effective Time, the charter and bylaws of JLLMS immediately prior to the Effective Time, as amended at the Effective Time as provided in Article Ninth hereof, shall become the charter and bylaws of the Surviving Corporation, and the directors and officers of JLLMS in office immediately prior to the Effective Time shall be the directors and officers of the Surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the charter and bylaws of the Surviving Corporation.

            THIRD:

                 (a) JLLF&CS: JLLF&CS was formed on April 15, 1997 under the Maryland Code. The resident agent and principal office of JLLF&CS in the State of Maryland is The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Baltimore City, Maryland 21202. The principal office of JLLF&CS outside of Maryland is located at 200 E. Randolph Drive, Chicago, Illinois 60601.

                 (b) JLLMS: JLLMS was formed on April 15, 1997 under the Maryland Code. The resident agent and principal office of JLLMS in the State of Maryland is The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Baltimore City, Maryland 21202. The principal office of JLLMS outside of Maryland is located at 200 E. Randolph Drive, Chicago, Illinois 60601.

            FOURTH: No party to the Merger owns any interest in land in any county in the State of Maryland.

            FIFTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by each party to these Articles of Merger in the manner and by the vote required by its charter and the Maryland Code as follows:

                 (a) JLLF&CS. The Board of Directors of JLLF&CS, by written consent signed by all the members thereof and filed with the proceedings of the Board, adopted a resolution declaring the Merger to be advisable and directing that the Merger be submitted for consideration of the sole stockholder. The holder of all outstanding shares of common stock, $0.01 par value per share, of JLLF&CS approved the merger by written consent.

                 (b) JLLMS. The Board of Directors of JLLMS, by written consent signed by all the members thereof and filed with the proceedings of the Board, adopted a resolution declaring the Merger to be advisable and directing that the Merger be submitted for consideration of the sole stockholder. The holder of all outstanding shares of common stock, $0.01 par value per share, of JLLMS approved the merger by written consent.

            SIXTH:

                 (a) JLLF&CS. At the time these Articles of Merger were approved by the sole stockholder of JLLF&CS, 10 shares of common stock, $0.01 par value per share, were issued and outstanding and entitled to vote.

                 (b) JLLMS. At the time these Articles of Merger were approved by the sole stockholder of JLLMS, 10 shares of common stock, $0.01 par value per share, were issued and outstanding and entitled to vote.

            SEVENTH:

                 (a) JLLF&CS. The total number of shares of stock of all classes which JLLF&CS has authority to issue is five thousand (5,000) shares of common stock, of the par value of One Cent ($0.01) each, all such shares having an aggregate par value of Fifty Dollars ($50).

                 (b) JLLMS. The total number of shares of stock of all classes which JLLMS has authority to issue is five thousand (5,000) shares of common stock, of the par value of One Cent ($0.01) each, all such shares having an aggregate par value of Fifty Dollars ($50).

            EIGHTH:

                 (a) JLLF&CS. At the Effective Time, each issued share of stock of JLLF&CS outstanding immediately prior to the Effective Time, shall automatically and without further action by any of the parties hereto, be cancelled, and no consideration will be given for such stock in connection with the Merger.

                 (b) JLLMS. At the Effective Time, each issued share of stock of JLLMS outstanding immediately prior to the Effective Time shall, automatically and without further action by any of the parties hereto, remain an outstanding share of JLLMS.

            NINTH: These Articles of Incorporation, as amended, of JLLMS are hereby amended by striking out Article Second and inserting in lieu thereof the following:

                 SECOND: The name of the Corporation is Jones Lang LaSalle Americas, Inc.

                 The Bylaws of JLLMS are hereby amended to reflect the new name of the Corporation.

            TENTH: These Articles of Merger shall become effective (the "Effective Time") at 12:01 a.m. on July 1, 1999.

            ELEVENTH: The undersigned officers acknowledge the Articles of Merger to be the act of the respective corporate party on whose behalf he or she has signed, and further, as to all matters or facts required to be verified under oath, each such officer acknowledges that to the best of his or her knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties for perjury.


             IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties listed by their respective officers thereunto duly authorized as of this 25th day of June, 1999.

                              JONES LANG LASALLE FINANCIAL &
                              CORPORATE SERVICES, INC., a Maryland
                              corporation


                              By:     /s/ Robert K. Hagan
                                 ------------------------------------
                              Name: Robert K. Hagan
                              Its:  Vice President


ATTEST

/s/ Fritz E. Freidinger
------------------------------
    Assistant Secretary

                              JONES LANG LASALLE MANAGEMENT
                              SERVICES, INC., a Maryland corporation


                              By:   /s/ Robert K. Hagan
                                 ------------------------------------
                              Name: Robert K. Hagan
                              Its:  Vice President


ATTEST

/s/ Fritz E. Freidinger
------------------------------
    Assistant Secretary



                        ARTICLES OF AMENDMENT
                               TO THE
                      ARTICLES OF INCORPORATION
                                 OF
             LASALLE PARTNERS MANAGEMENT SERVICES, INC.

      LASALLE PARTNERS MANAGEMENT SERVICES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

            SECOND: THE NAME OF THE CORPORATION IS JONES LANG LASALLE MANAGEMENT SERVICES, INC.

      SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the sole stockholder of the Corporation.

      IN WITNESS WHEREOF, LASALLE PARTNERS MANAGEMENT
SERVICES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf as of the 11th day of March, 1999.

                        LASALLE PARTNERS MANAGEMENT
                              SERVICES, INC.


                         By: /s/ Robert K. Hagan
                             -------------------------
                         Its:   Vice President

ATTEST:

By:  /s/ Fritz  Freidinger
Its:  Assistant Secretary

      THE UNDERSIGNED, Robert K. Hagan, Vice President of LaSalle Partners Management Services, Inc., who executed, on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                  /s/ Robert K. Hagan
                              ------------------------------------------
                                      Vice President
















                        ARTICLES OF AMENDMENT
                                 TO
                      ARTICLES OF INCORPORATION
                                 OF
             LASALLE PARTNERS MANAGEMENT SERVICES, INC.


      LASALLE PARTNERS MANAGEMENT SERVICES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by striking out paragraphs (1) and (2) of Article SIXTH of the Articles of Incorporation
            THE CORPORATION HAD THE AUTHORITY TO ISSUE 10,000 SHARES OF STOCK, EACH SHARE HAVING A PAR VALUE OF $.01.

and inserting:   SIXTH: (1) THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE
            CORPORATION HAS AUTHORITY TO ISSUE IS 5,000 SHARES OF COMMON STOCK, EACH HAVING A PAR VALUE OF ONE PENNY ($.01).

            (2) THE AGGREGATE PAR VALUE OF ALL THE AUTHORIZED SHARES OF STOCK IS $50.00.

      SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the sole stockholder of the Corporation.



      IN WITNESS WHEREOF, LASALLE PARTNERS MANAGEMENT SERVICES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf as of the 16th day of September, 1998.

                        LASALLE PARTNERS MANAGEMENT
                              SERVICES, INC.


                         By: /s/ Charles K. Esler, Jr.
                             ----------------------------
                               Charles K. Esler, Jr.
                         Its:  President and Chief Executive Officer

ATTEST:


By:  /s/ Fritz E. Freidinger
     ------------------------
       Fritz E. Freidinger
Its:  Assistant Secretary



      THE UNDERSIGNED, Charles K. Esler, Jr., President and Chief Executive Officer of LaSalle Partners Management Services, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        /s/ Charles K. Esler, Jr.
                              -----------------------------------------
                                            Charles K. Esler, Jr.




                        ARTICLES OF AMENDMENT
                               TO THE
                      ARTICLES OF INCORPORATION
                                 OF
                  LASALLE MANAGEMENT SERVICES, INC.


      LASALLE MANAGEMENT SERVICES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by striking out Article Second of the Articles of Incorporation and inserting in lieu thereof the following:

            SECOND:  THE NAME OF THE CORPORATION IS:  LASALLE
      PARTNERS MANAGEMENT SERVICES, INC.

      SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the sole stockholder of the Corporation.



      IN WITNESS WHEREOF, LASALLE MANAGEMENT SERVICES, INC.
has caused these Articles of Amendment to be signed in its name and on its behalf as of the 15th day of May, 1997.

                             LASALLE MANAGEMENT
                                SERVICES, INC.


                              By: /s/ Charles K. Esler
                                 ------------------------------------------
                              Its:    President
                                  -----------------------------------------


ATTEST:

By: /s/ William E. Sullivan
    --------------------------------
      William E. Sullivan
Its:  Secretary





      THE UNDERSIGNED, _________ LaSalle Management Services, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                      ARTICLES OF INCORPORATION

                                 OF

                  LASALLE MANAGEMENT SERVICES, INC.


            The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.


            FIRST:

            (1) The name of the incorporator is M. Martha Sherry.

            (2)  The incorporator's address is:

                 c/o Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                 Suite 2100
                 Chicago, Illinois 60606

            (3)  The incorporator is at least eighteen years of age.

            (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law ("MGCL").

            SECOND: The name of the corporation (the "Corporation") is LaSalle Management Services, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the provisions of the MGCL.

            FOURTH: The address of the principal office of the Corporation within the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

            FIFTH: The name and the address of the resident agent of the Corporation within the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

            SIXTH: (1) The total number of shares of stock which the Corporation has authority to issue is 10,000,000 shares of Common Stock, each having a par value of one penny ($.01).

            (2) The aggregate par value of all the authorized shares of stock is $100,000.

            (3) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

            (4) Provisions, if any, governing on the transferability of any of the shares of stock of the Corporation may be set forth in the Bylaws of the Corporation or in any agreement or agreements duly entered into.

            (5) To the extent permitted by Section 2-104(b)(5) of the MGCL, notwithstanding any provision of the MGCL requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

            SEVENTH: (1) The number of directors of the Corporation shall be nine, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the directors who will serve until the first annual meeting of stockholders and until their successors are elected and qualified are: Charles K. Esler, Hossein
Uoussefi, John G. Wallerius, Peyton H. Owen, Robert F. Works, Jon R.
Andersen, Brian M. Ross, Stuart L. Scott and Robert C. Spoerri.

            (2) The initial Bylaws of the Corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the Bylaws of the Corporation shall be vested in the Board of Directors of the Corporation.

            (3) The liability of the directors of the Corporation is limited to the fullest extent permitted by the provisions of Section 2-405.2 of the MGCL, as the same may be amended and supplemented.

            (4) The Corporation shall, to the fullest extent permitted by the MGCL, as the same may be amended and supplemented, and, without limiting the generality of the foregoing in accordance with Section 2-418 of the MGCL, indemnify directors and officers of the Corporation whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the MGCL, and the board of directors in hereby empowered to authorize from time to time rights of indemnification to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

            EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the MGCL at the time in force may be added or inserted in the manner and at the time presented by said laws, and any contract rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

            NINTH:  The duration of the Corporation shall be perpetual.

            IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated:  April 14, 1997
                                   /s/ M. Martha Sherry
                                  --------------------------
                                  M. Martha Sherry